UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2010

COMMUNITY CENTRAL BANK CORPORATION
(Exact name of Registrant as specified in its charter)

Michigan	000-33373	38-3291744
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Main Street, Mt. Clemens, MI	48046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (586) 783-4500

Not Applicable
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 21, 2010, Ray Colonius, Chief Financial Officer of Community Central Bank Corporation and its wholly owned subsidiary, Community Central Bank, will serve as interim Chief Executive Officer of the Corporation and the Bank.  Mr. Colonius will continue to serve in his capacity as Chief Financial Officer.  Mr. Colonius’s appointment as interim Chief Executive Officer is subject to approval of the banking regulators.  His appointment comes as a result of the recent unexplained absence of the Corporation’s and the Bank’s current President and Chief Executive Officer, David Widlak.

Mr. Colonius, age 52, has served as the Chief Financial Officer of the Corporation and the Bank since 1999.

A copy of the Corporation’s press release announcing the appointment of Mr. Colonius as interim Chief Executive Officer and related matters is filed as Exhibit 99.1 hereto and is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2010	COMMUNITY CENTRAL BANK CORPORATION (Registrant) By: /s/ Ray T. Colonius Ray T. Colonius Interim Chief Executive Officer Chief Financial Officer